                                                                     EXHIBIT 2.2


                          Plan and Agreement of Merger

     This Plan and Agreement of Merger (the "Plan of Merger") is dated as of _______________________, 1996 by and between KEVCO TEXAS, INC., a Texas corporation ("Texas Corporation") and KEVCO DELAWARE, INC., a Delaware corporation ("Delaware Corporation"). Texas Corporation and Delaware Corporation are hereinafter sometimes collectively called the "Constituent Corporations."

                                  WITNESSETH:
                                  ----------

     WHEREAS, Article 5.01A of the Texas Business Corporation Act (the "TBCA") and Section 252 of the Delaware General Corporation Law (the "Delaware Law") confer upon Texas Corporation and Delaware Corporation the power to merge; and

     WHEREAS, Texas Corporation shall merge with and into Delaware Corporation (the "Merger"). Pursuant to the Merger, Delaware Corporation shall be the surviving corporation (the "Surviving Corporation") and, pursuant to Article
5.06 of the TBCA and Section 259 of the Delaware Law, shall possess all of the powers, properties, rights, title, interest, privileges and franchises formerly possessed by Texas Corporation and Delaware Corporation; and

     WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable for the general welfare and advantage of Texas Corporation and Delaware Corporation that said Constituent Corporations merge pursuant to the TBCA and the Delaware Law; and

     WHEREAS, the total number of shares of Common Stock which Delaware Corporation has authority to issue is 1,000 shares of Common Stock with a par value of $.01 per share each ("Delaware Corporation Common Stock"), all 1,000 shares of which Delaware Corporation Common Stock are issued, outstanding and entitled to vote and are owned by Texas Corporation; and

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     WHEREAS, the total number of shares of Common Stock which Texas Corporation has authority to issue is 100,000,000 shares of Common Stock with a par value of $.01 per share each (the "Texas Corporation Common Stock"), of which 4,394,500 shares of Texas Corporation Common Stock are issued, outstanding and entitled to vote; and

     WHEREAS, the respective board of directors of the Constituent Corporations have adopted this Plan of Merger and recommend its approval by the shareholders of the respective Constituent Corporations because they deem it advisable for the general welfare and advantage of the Constituent Corporations and their shareholders that said Constituent Corporations merge; and

     NOW, THEREFORE, IN CONSIDERATION of the premises and the covenants and agreements hereinafter set forth, it is hereby agreed that, in accordance with the provisions of the TBCA and Delaware Law, the Texas Corporation shall be, and hereby is, as of the Effective Time of the Merger, merged with and into Delaware Corporation with Delaware Corporation as the Surviving Corporation, one of the Constituent Corporations which shall continue its corporate existence and remain a Delaware corporation governed by the laws of the state of Delaware, all on the terms and subject to the conditions hereinafter set forth.

                                  ARTICLE ONE
                                     Merger
                                     ------

     A. The board of directors of Delaware Corporation shall recommend that the Plan of Merger and the Merger be approved by the shareholders of Delaware Corporation in accordance with the TBCA and the Delaware Law. This Plan of Merger shall be submitted to Texas Corporation, as the sole shareholder of Delaware Corporation, for adoption and approval in accordance with the TBCA and Delaware Law.

     B. The board of directors of the Texas Corporation shall recommend that the Plan of Merger and the Merger be approved by the shareholders of the Texas Corporation. This Plan of Merger shall be submitted to the shareholders of the Texas Corporation for adoption and approval in accordance with the TBCA.

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     C.  Upon the adoption and approval of the Merger and this Plan of Merger by the shareholders of the Constituent Corporations as aforesaid, unless previously terminated in accordance with the terms hereof, Articles of Merger shall be delivered to the Secretary of State of Texas, and a Certificate of Merger shall be delivered to the Secretary of State of Delaware, for filing in accordance with the provisions of the TBCA and the Delaware Law, respectively.

     D. An executed copy of this Plan of Merger shall be kept on file at the principal place of business of the Delaware Corporation at 1300 So. University Drive, Suite 200, Fort Worth, Texas 76107.

     E. A copy of the Plan of Merger shall be furnished by Delaware Corporation on request and without cost, to any shareholder of the Constituent Corporations.

     F. The Merger of Texas Corporation with and into Delaware Corporation shall become effective, pursuant to the provisions of Article 5.05 of the TBCA and Section 251 of the Delaware Law, upon the last to occur of (i) the issuance by the Secretary of State of the State of Texas of a Certificate of Merger pursuant to the provisions of Article 5.04 of the TBCA, and (ii) subject to
Section 103(d) of the Delaware Law, at and as of the date of filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware Law, respectively (the "Effective Time").

                                  ARTICLE TWO
             Name and Continued Existence of Surviving Corporation
             -----------------------------------------------------

     The corporate name of Delaware Corporation, as the Surviving Corporation in the Merger, shall continue as the corporate name of the Surviving Corporation, the same being Delaware Corporation, the Constituent Corporation whose corporate existence is to survive the Merger provided for herein and continue thereafter as the Surviving Corporation. The identity, existence, purposes, powers, objects, franchises, rights, privileges and immunities of the Surviving Corporation shall continue unaffected and unimpaired by the Merger and the corporate identity, existence, purposes, powers, objects, franchises, rights, privileges and immunities of Texas Corporation shall be merged with and into Delaware Corporation, and Delaware Corporation shall be fully vested therewith. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a

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public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding. Accordingly, at the Effective Time, the separate existence of the Texas Corporation, except insofar as continued by statute, shall cease.

     Delaware Corporation shall continue to maintain its registered office in the state of Delaware at 1209 Orange Street, Wilmington, Delaware 19801.

     All corporate acts, plans, policies, contracts, approvals and authorizations of the Texas Corporation and its shareholders, board of directors, committees elected or appointed by the board of directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the Merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Texas Corporation. The employees of the Texas Corporation shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they, enjoyed as employees of the Texas Corporation.

     The assets, liabilities, reserves and accounts of each Constituent Corporation shall be recorded on the books of the Surviving Corporation at the amounts at which

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they, respectively, have been carried on the books of each Constituent
Corporation subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.


                                 ARTICLE THREE
                  Governing Laws; Certificate of Incorporation
                  --------------------------------------------

     A.  The laws of the State of Delaware shall govern the Surviving
Corporation.

     B. The Certificate of Incorporation of Delaware Corporation in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

     C. In addition to the powers conferred upon it by law, the Surviving Corporation shall have the powers set forth in the Certificate of Incorporation of Delaware Corporation and be governed by the provisions thereof. From and after the Effective Time, and until further amended, as provided by law, the Certificate of Incorporation of Delaware Corporation may be certified, separate and apart from this Plan of Merger, as the Certificate of Incorporation of the Surviving Corporation.

                                  ARTICLE FOUR
                        Bylaws of Surviving Corporation
                        -------------------------------

     From and after the Effective Time, the Bylaws of Delaware Corporation in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed, or until new Bylaws shall be adopted in accordance with the provisions of law.

                                  ARTICLE FIVE
                             Directors and Officers
                             ----------------------

     The directors and officers of Delaware Corporation shall continue in office after the Effective Time as the directors and officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall serve in such capacities until their successors are duly elected and qualified in accordance with law and the Bylaws of the Surviving Corporation.

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                                  ARTICLE SIX
                     Capital Stock of Surviving Corporation
                     --------------------------------------

     The authorized capital stock of Delaware Corporation, from and after the Effective Time, shall be the authorized capital stock of the Surviving Corporation.

                                 ARTICLE SEVEN
                       Conversion of Securities on Merger
                       ----------------------------------

     The manner and basis of converting shares of the Constituent Corporations are as follows:

     A. Each of the presently issued and outstanding shares of Delaware Corporation Common Stock at the Effective Time and owned by Texas Corporation shall, by virtue of the Merger, be cancelled and new certificates aggregating 1,000 shares of Delaware Corporation Common Stock shall be issued to the shareholders of Texas Corporation.

     B. Each share of Texas Corporation Common Stock issued and outstanding immediately prior to the Effective Time (being in the aggregate 4,394,500 shares) and all rights in respect thereof shall, upon the Effective Time, by virtue of the Merger and without any further action on the part of any holder thereof, be completely cancelled and retired and shall cease to exist, and all certificates representing such shares shall be cancelled, and no cash or securities or other property shall be issued in the Merger in respect thereof.

                                 ARTICLE EIGHT
                             Assets and Liabilities
                             ----------------------

     At the Effective Time pursuant to the TBCA and the Delaware Law and as hereinabove provided:

     (i) Texas Corporation shall be merged with and into the Surviving Corporation and the separate existence of Texas Corporation shall cease;

     (ii) all rights, title and interest in and to all real estate and other property owned by each of the Constituent Corporations shall be allocated to and

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invested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon; and


     (iii) all liabilities and obligations of each of the Constituent Corporations shall be allocated to the Surviving Corporation. The Surviving Corporation shall be the primary obligor therefor and, except as otherwise provided by law or contract, no party to the Merger, other than the Surviving Corporation, shall be liable therefor.

In furtherance of the foregoing, at the Effective Time, all property, rights, title, interests, privileges and franchises of Texas Corporation, real, personal or mixed, tangible or intangible, and all debts and obligations of Texas Corporation, shall be taken by and deemed to be transferred and assigned to and vested in Delaware Corporation as they were in Texas Corporation without further act or deed; and all such property, rights, title, interests, privileges and franchises shall thereafter be the property of Delaware Corporation as it was of Texas Corporation. Title to any real property, or any interest therein, whether vested by deed of otherwise, of Texas Corporation shall not revert or be in any way impaired by reason of the Merger; provided, however, that all liens upon any property of Texas Corporation shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it. The parties hereto hereby respectively agree that from time to time, as and when requested by the Surviving Corporation or by its successors, assigns, receivers, trustees or other legal representatives, they will execute and deliver or cause to be executed and delivered all such deeds and instruments and further assurances and will take or cause to be taken all such further and other action, as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, or its successors, assigns, receivers, trustees or other legal representatives, title to and possession of all of the aforesaid properties and rights and otherwise carry out the intent and purposes of this Merger Agreement.

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     No shareholder of Delaware Corporation will, as a result of the Merger, become personally liable without his consent, for the liabilities or obligations of Texas Corporation or any other person or entity.

                                  ARTICLE NINE
                           Consummation; Termination
                           -------------------------

     After the Merger is approved, and at any time prior to the filing of the Plan of Merger (or a Certificate of Merger in lieu thereof), the Plan of Merger may be terminated and abandoned (subject to any contractual rights) by either Texas Corporation or Delaware Corporation without shareholder approval, notwithstanding approval of the Plan of Merger by the shareholders of all or any of the Constituent Corporations. In accordance with the provisions of Article 5.03I of the TBCA and Section 251(d) of the Delaware Law, if Articles of Merger have been filed with the Secretary of State of Texas or the Plan of Merger (or a Certificate of Merger in lieu thereof) has been filed with the Secretary of State of Delaware but the Merger has not become effective, the Merger may be abandoned as provided in Article 5.03I of the TBCA and Section 251(d) of the Delaware Law if a statement or certificate of termination, executed on behalf of each of the Constituent Corporations, stating that the Plan of Merger has been abandoned in accordance with such Plan of Merger and Article 5.03I of the TBCA and Section 251(a) of the Delaware Law, is filed with the Secretary of State of Texas and the Secretary of State of Delaware prior to the Effective Time of the Merger. Notwithstanding shareholder authorization and at any time prior to the filing of the Articles of Merger or the Plan of Merger (or a Certificate of Merger in lieu thereof), the Merger may be deferred from time to time on mutual consent of the respective boards of directors of each of the Constituent Corporations.

                                  ARTICLE TEN
                                   Amendments
                                   ----------

     The Plan of Merger may be amended by the boards of directors of the Constituent Corporations before or after the approval and adoption hereof by shareholders of each of the Constituent Corporations at any time after filing of the Articles of Merger with the Secretary of State of Texas or the Plan of Merger (or a Certificate of Merger in lieu thereof) with the Secretary of State of Delaware and prior to the Effective Time with respect to any of the terms contained herein; provided, however, that any amendment so made shall not (i) alter or change the amount or kind

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of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of any Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of the Plan of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation. Any such amendment shall be filed with the appropriate Secretary of State to the extent required by applicable law.

                                 ARTICLE ELEVEN
                               Binding Agreement
                               -----------------

     This Plan of Merger shall be binding upon and shall inure to the benefit of the Constituent Corporations, their respective successors, assigns, receivers, trustees and other legal representatives.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the date and year first above written.

                                   Texas Corporation:

                                   KEVCO TEXAS, INC.

                                   By:  ______________________ATTEST:
                                   Signature

______________________             Print Name: Jerry E. Kimmel

Richard S. Tucker, Secretary       Title: Chairman of the Board and President

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                                                        Delaware Corporation:

                                                        KEVCO DELAWARE, INC.


                                  By:  _________________ATTEST:
                                  Signature

                                  Print Name: Jerry E. Kimmel
------------------------
Richard S. Tucker, Secretary      Title: Chairman of the Board and President



THE STATE OF TEXAS                  (S)
                                    (S)
COUNTY OF TARRANT                   (S)


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared JERRY E. KIMMEL, Chairman of the Board and President of Kevco Texas, Inc., a Texas corporation and one of the corporations described and which executed the foregoing Plan and Agreement of Merger, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he, the said JERRY E. KIMMEL, as such Chairman of the Board and President, duly executed said Plan and Agreement of Merger before me and acknowledged to me that said Plan and Agreement of Merger is the act, deed and agreement of said Kevco Texas, Inc., and that the facts stated therein are true.

     GIVEN under my hand and seal of office this _____ day of ________, 1996.


                                    -----------------------------------------
                                    Notary Public - State of Texas


My commission expires:
                      ---------------

                                    Page 10
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THE STATE OF TEXAS                  (S)
                                    (S)
COUNTY OF TARRANT                   (S)


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared JERRY E. KIMMEL, Chairman of the Board and President of Kevco Delaware, Inc., a Delaware corporation and one of the corporations described and which executed the foregoing Plan and Agreement of Merger, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he, the said JERRY E. KIMMEL, as such Chairman of the Board and President, duly executed said Plan and Agreement of Merger before me and acknowledged to me that said Plan and Agreement of Merger is the act, deed and agreement of said Kevco Delaware, Inc., and that the facts stated therein are true.

     GIVEN under my hand and seal of office this _____ day of ________, 1996.


                                    -----------------------------------------
                                    Notary Public - State of Texas


My commission expires:
                      -----------


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